Exhibit 99.1

ALLERGAN REPORTS FIRST QUARTER 2013 OPERATING RESULTS

• Acquisition of MAP Pharmaceuticals Completed

(IRVINE, Calif., May 1, 2013) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended March 31, 2013. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.05 per share, payable on June 13, 2013 to stockholders of record on May 23, 2013. As a result of Allergan’s approved plan to sell its obesity intervention business unit, the financial results from that business unit are reported as discontinued operations in the financial tables of this press release. Prior year amounts have been retrospectively revised for the discontinued operations.

Operating Results Attributable to Stockholders from Continuing Operations

For the quarter ended March 31, 2013:

•	Allergan reported $0.89 diluted earnings per share attributable to stockholders compared to $0.74 diluted earnings per share attributable to stockholders for the first quarter of 2012.

•

Diluted earnings per share for the first quarter of 2013 include the full year 2012 impact of the U.S. Research and Development tax credit, which was signed into law on January 2, 2013 and retroactively reinstated to January 1, 2012. The estimated impact of the retroactive Research and Development tax credit for 2012 is approximately $17.3 million, or $0.06 diluted earnings per share attributable to stockholders for the first quarter of 2013.

•

Allergan reported $0.98 non-GAAP diluted earnings per share attributable to stockholders compared to $0.83 non-GAAP diluted earnings per share attributable to stockholders for the first quarter of 2012, an 18.1 percent increase.

•	Non-GAAP diluted earnings per share attributable to stockholders exclude the full year 2012 impact of the U.S. Research and Development tax credit.

Product Sales from Continuing Operations

For the quarter ended March 31, 2013:

•

Allergan reported $1,432.5 million total product net sales. Total product net sales increased 8.4 percent compared to total product net sales in the first quarter of 2012. On a constant currency basis, total product net sales increased 9.0 percent compared to total product net sales in the first quarter of 2012.

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•	Total specialty pharmaceuticals net sales increased 8.1 percent, or 8.7 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the first quarter of 2012.

•	Total medical devices net sales increased 10.2 percent, or 10.5 percent on a constant currency basis, compared to total medical devices net sales in the first quarter of 2012.

“In the first quarter, Allergan generated strong sales and earnings growth,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “We are pleased with the rapid integration of SkinMedica, the completion of the MAP Pharmaceuticals acquisition and are committed to bringing LEVADEX® as an innovative therapy for migraine to market.”

Product and Pipeline Update

During the first quarter of 2013:

•

On January 18, 2013, Allergan announced that the U.S. Food and Drug Administration (FDA) approved BOTOX® (onabotulinumtoxinA) for the treatment of overactive bladder with symptoms of urge urinary incontinence, urgency and frequency in adults who have had an inadequate response to or are intolerant of an anticholinergic medication.

•

On January 22, 2013, Allergan and MAP Pharmaceuticals announced that they entered into a definitive merger agreement whereby Allergan would acquire 100% of the shares of MAP Pharmaceuticals for a price of $25.00 per share. On March 1, 2013, Allergan completed the acquisition of MAP Pharmaceuticals, a biopharmaceutical company focused on developing and commercializing new therapies in Neurology, including LEVADEX® (dihydroergotamine) inhalation aerosol for the acute treatment of migraine in adults. LEVADEX® is currently under review with the FDA.

•

On January 29, 2013, Allergan restructured its collaboration agreement with Spectrum Pharmaceuticals, Inc. (“Spectrum”) pursuant to which Spectrum reacquired all rights from Allergan under the collaboration agreement in exchange for agreeing to pay Allergan a royalty on future net sales of specified products. Going forward, Allergan will have no further obligations under the agreement to share development costs or perform any development, regulatory or other activities.

•

On February 1, 2013, Allergan completed its previously announced review of strategic options for maximizing the value of its obesity intervention business, and has formally committed to pursue a sale of that business unit. Accordingly, Allergan has begun to consider offers for the sale of that business unit and currently expects to execute a signed agreement by the middle of 2013. As a result of Allergan’s approved plan to sell its obesity intervention business unit, beginning in the first quarter of 2013, the financial results from that business unit are reported as discontinued operations in Allergan’s statement of earnings and the related net assets are presented as assets and liabilities held for sale in Allergan’s balance sheet. Prior period statements of earnings and the balance sheet as of December 31, 2012 have been retrospectively revised to reflect the financial results of the obesity intervention business unit as discontinued operations and the related assets and liabilities as held for sale. In the first quarter of 2013, Allergan also reported a separate

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non-cash pre-tax disposal loss of $346.2 million ($259.0 million after tax) from the write-down of the net assets held for sale to their estimated fair value less costs to sell. As previously stated, Allergan intends to offset any potential non-GAAP earnings dilution related to this transaction.

•

On February 20, 2013, Allergan announced that the FDA approved the NATRELLE® 410 Highly Cohesive Anatomically Shaped Silicone-Filled Breast Implants for use in breast reconstruction, augmentation and revision surgery.

Following the end of the first quarter of 2013:

•

On April 16, 2013, Allergan announced that the FDA issued a Complete Response Letter (CRL) to its New Drug Application (NDA) for LEVADEX® (dihydroergotamine) inhalation aerosol for the acute treatment of migraine in adults. Allergan is pleased that, in addition to the response, the company has already received draft labeling from the FDA. Allergan anticipates minimal revisions to this labeling. The company is committed to bringing LEVADEX® to market as a potential new acute treatment to address a significant unmet need among the millions of people living with debilitating migraines. The main issues cited in the CRL were already identified by the FDA in prior discussions with Allergan. Allergan has already taken actions to address these concerns, including the April 12, 2013 acquisition of Exemplar Pharma, LLC, the canister filling unit manufacturer, for less than $20 million.

•	On the May 1, 2013 first quarter earnings call, Allergan will provide an update on both the DARPin® and Bimatoprost Scalp Phase II clinical programs.

Outlook

For the full year of 2013, Allergan expects:

•	Total product net sales between $5,975 million and $6,200 million, which excludes the obesity intervention business.

•	Total specialty pharmaceuticals net sales between $5,175 million and $5,340 million.

•	Total medical devices net sales between $800 million and $860 million.

•	ALPHAGAN® franchise product net sales between $440 million and $470 million.

•	LUMIGAN® franchise product net sales between $630 million and $660 million.

•	RESTASIS® product net sales between $850 million and $890 million.

•	BOTOX® product net sales between $1,920 million and $2,000 million.

•	LATISSE® product net sales at approximately $110 million.

•	Breast aesthetics product net sales between $390 million and $420 million.

•	Facial aesthetics product net sales between $410 million and $440 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 13.5%.

•	Non-GAAP other revenue at approximately $90 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio between 37% and 38%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16.5%.

•

Non-GAAP amortization of intangible assets at approximately $10 million. This expectation excludes the amortization of certain intangible assets associated with business combinations, asset purchases and product licenses.

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•

Non-GAAP diluted earnings per share attributable to stockholders from continuing operations between $4.70 and $4.76, which includes the dilutive impact of the acquisition of MAP Pharmaceuticals, and excludes the 2012 impact of the Research and Development tax credit, which was signed into law on January 2, 2013 and retroactively reinstated to January 1, 2012.

•	Diluted shares outstanding at approximately 303 million.

•	Effective tax rate on non-GAAP earnings from continuing operations between 26% and 27%.

For the second quarter of 2013, Allergan expects:

•	Total product net sales between $1,500 million and $1,575 million, which excludes the obesity intervention business.

•	Non-GAAP diluted earnings per share attributable to stockholders from continuing operations between $1.18 and $1.20, which includes the dilutive impact of the acquisition of MAP Pharmaceuticals.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of intangible assets, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes from continuing operations, non-GAAP provision for income taxes, non-GAAP earnings from discontinued operations, non-GAAP expected loss on sale of discontinued operations, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, external corporate development initiatives and strategic partnering transactions, the contemplated sale of the obesity intervention business, market potential, expected growth and regulatory approvals of LEVADEX® and other products as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

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All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2012 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,100 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® and ™ marks owned by Allergan, Inc.

DARPin® is a trademark owned by Molecular Partners AG

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	March 31, 2013				March 31, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,432.5	$–		$1,432.5	$1,321.7	$–		$1,321.7
Other revenues	27.1	–		27.1	26.2	–		26.2

	1,459.6	–		1,459.6	1,347.9	–		1,347.9
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	199.9	(8.9	)(a)	191.0	190.0	(0.4	)(m)(n)	189.6
Selling, general and administrative	604.8	(17.9	)(b)(c)(d)	586.9	564.8	(10.6	)(n)(o)(p)	554.2
Research and development	248.8	–		248.8	220.0	(0.2	)(p)	219.8
Amortization of intangible assets	30.7	(25.1	)(e)	5.6	21.3	(15.4	)(e)	5.9
Restructuring charges	4.3	(4.3	)(f)	–	–	–		–

Operating income	371.1	56.2		427.3	351.8	26.6		378.4

Non-operating income (expense)
Interest income	1.6	–		1.6	1.2	–		1.2
Interest expense	(17.4)	0.1	(g)	(17.3)	(15.8)	–		(15.8)
Other, net	(8.7)	2.4	(h)(i)	(6.3)	(15.0)	12.5	(q)	(2.5)

	(24.5)	2.5		(22.0)	(29.6)	12.5		(17.1)

Earnings from continuing operations before income taxes	346.6	58.7		405.3	322.2	39.1		361.3

Provision for income taxes	73.6	33.6	(j)	107.2	93.8	9.4	(r)	103.2

Earnings from continuing operations	273.0	25.1		298.1	228.4	29.7		258.1

Discontinued operations:
Earnings from discontinued operations, net of income tax of $0.0 million and $0.7 million, respectively	0.4	(0.4	)(k)	–	1.9	(1.9	)(k)	–
Expected loss on sale of discontinued operations, net of income tax benefit of $87.2 million	(259.0)	259.0	(l)	–	–	–		–

Discontinued operations	(258.6)	258.6		–	1.9	(1.9)		–

Net earnings	14.4	283.7		298.1	230.3	27.8		258.1

Net earnings attributable to noncontrolling interest	1.9	–		1.9	0.5	–		0.5

Net earnings attributable to Allergan, Inc.	$12.5	$283.7		$296.2	$229.8	$27.8		$257.6

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.91			$0.99	$0.75			$0.85
Discontinued operations	(0.87)			–	0.01			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$0.04			$0.99	$0.76			$0.85

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.89			$0.98	$0.74			$0.83
Discontinued operations	(0.85)			–	–			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$0.04			$0.98	$0.74			$0.83

Weighted average number of common shares outstanding:
Basic	297.7			297.7	303.9			303.9
Diluted	303.6			303.6	309.7			309.7

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	14.0%			13.3%	14.4%			14.3%

Selling, general and administrative	42.2%			41.0%	42.7%			41.9%
Research and development	17.4%			17.4%	16.6%			16.6%

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(a)	Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.
(b)	Expenses from changes in fair value of contingent consideration of $5.8 million and integration and transaction costs of $11.4 million associated with business combinations
(c)	External costs of $0.6 million for stockholder derivative litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010
(d)	Expenses related to the realignment of various business functions of $0.1 million
(e)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(f)	Net restructuring charges
(g)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(h)	Unrealized gain of $1.3 million on the mark-to-market adjustment to derivative instruments
(i)	Impairment of a non-marketable equity investment of $3.7 million
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $58.7 million	$(16.3)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(17.3)

$(33.6)

(k)	Earnings from discontinued operations associated with the planned sale of the obesity intervention business unit
(l)	Expected loss on the sale of discontinued operations
(m)	Fair market value inventory adjustment rollout of $0.3 million associated with the purchase of a distributor’s business in Russia related to Allergan’s products
(n)	Expenses from changes in fair value of contingent consideration of $0.6 million and integration and transaction costs of $0.5 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $0.4 million
(o)	Aggregate charges of $9.4 million for external costs for stockholder derivative litigation associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(p)	Expenses related to the realignment of various business functions of $0.4 million, consisting of selling, general and administrative expenses of $0.2 million and research and development expenses of $0.2 million
(q)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(r)	Total tax effect for non-GAAP pre-tax adjustments

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three months ended March 31, 2013 and March 31, 2012, the retrospectively revised three months ended June 30, 2012, September 30, 2012 and December 31, 2012 and twelve months ended December 31, 2012, and with respect to anticipated results for the second quarter and full year of 2013. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of intangible assets,” “non-GAAP impairment of intangible assets and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings from continuing operations before income taxes,” “non-GAAP provision for income taxes,” “non-GAAP earnings from discontinued operations,” “non-GAAP expected loss on sale of discontinued operations,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and

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•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	March 31, 2013	December 31, 2012

Assets

Cash and equivalents	$2,198.8	$2,701.8
Short-term investments	50.0	260.6
Trade receivables, net	887.9	739.0
Inventories	269.2	272.3
Other current assets	508.9	448.6
Assets held for sale	154.7	512.6

Total current assets	4,069.5	4,934.9

Property, plant and equipment, net	853.9	851.5
Intangible assets, net	1,745.8	860.1
Goodwill	2,313.2	2,133.8
Other noncurrent assets	268.1	399.0

Total assets	$9,250.5	$9,179.3

Liabilities and equity

Notes payable	$57.2	$48.8
Accounts payable	218.5	232.2
Other accrued expenses	781.1	809.2
Liabilities held for sale	4.7	5.3

Total current liabilities	1,061.5	1,095.5

Long-term debt	2,107.7	1,512.4
Other liabilities	718.9	708.8

Equity:
Allergan, Inc. stockholders’ equity	5,337.1	5,837.1
Noncontrolling interest	25.3	25.5

Total equity	5,362.4	5,862.6

Total liabilities and equity	$9,250.5	$9,179.3

DSO	57	47

DOH	123	136

Cash and equivalents and short-term investments	$2,248.8	$2,962.4
Total notes payable and long-term debt	(2,164.9)	(1,561.2)

Cash and equivalents and short-term investments, net of debt	$83.9	$1,401.2

Debt-to-capital percentage	28.8%	21.0%

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ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Three months ended
	March 31, 2013		March 31, 2012

Earnings from continuing operations	$273.0		$228.4
Less net earnings attributable to noncontrolling interest	1.9		0.5

Earnings from continuing operations attributable to Allergan, Inc.	271.1		227.9

Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout associated with the purchase of various businesses	8.9		0.3
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	17.2		1.1
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	0.6		9.4
Expenses related to the realignment of various business functions	0.1		0.4
Amortization of intangible assets	25.1		15.4
Net restructuring charges	4.3		–
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.1		–
Unrealized (gain) loss on derivative instruments	(1.3)		12.5
Impairment of a non-marketable equity investment	3.7		–

	329.8		267.0

Tax effect for above items	(16.3)		(9.4)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(17.3)		–

Non-GAAP earnings from continuing operations	$296.2		$257.6

Weighted average number of shares outstanding	297.7		303.9

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.9		5.8

	303.6		309.7

Diluted earnings per share from continuing operations	$0.89		$0.74

Non-GAAP earnings per share adjustments:
Fair market value inventory adjustment rollout associated with the purchase of various businesses	0.02		–
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.05		–
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	–		0.03
Amortization of intangible assets	0.06		0.03
Net restructuring charges	0.01		–
Unrealized (gain) loss on derivative instruments	–		0.03
Impairment of a non-marketable equity investment	0.01		–
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(0.06)		–

Non-GAAP diluted earnings per share from continuing operations	$0.98		$0.83

Year over year change		18.1%

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ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	March 31, 2013	March 31, 2012	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$668.6	$652.5	$16.1	$20.6	$(4.5)	2.5%	3.2%	(0.7)%
Botox/Neuromodulator	457.9	398.9	59.0	61.3	(2.3)	14.8%	15.4%	(0.6)%
Skin Care and Other	105.3	88.1	17.2	17.3	(0.1)	19.5%	19.6%	(0.1)%

Total Specialty Pharmaceuticals	1,231.8	1,139.5	92.3	99.2	(6.9)	8.1%	8.7%	(0.6)%

Breast Aesthetics	89.6	98.4	(8.8)	(8.4)	(0.4)	(8.9)%	(8.5)%	(0.4)%
Facial Aesthetics	111.1	83.8	27.3	27.6	(0.3)	32.6%	32.9%	(0.3)%

Total Medical Devices	200.7	182.2	18.5	19.2	(0.7)	10.2%	10.5%	(0.3)%

Product net sales	$1,432.5	$1,321.7	$110.8	$118.4	$(7.6)	8.4%	9.0%	(0.6)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$116.7	$112.2	$4.5	$5.1	$(0.6)	4.1%	4.6%	(0.5)%
Lumigan Franchise	141.2	150.2	(9.0)	(8.5)	(0.5)	(6.0)%	(5.7)%	(0.3)%
Total Glaucoma Products	260.4	264.9	(4.5)	(3.4)	(1.1)	(1.7)%	(1.3)%	(0.4)%
Restasis	206.7	185.7	21.0	20.9	0.1	11.3%	11.2%	0.1%
Latisse	24.6	23.0	1.6	1.7	(0.1)	6.9%	7.2%	(0.3)%

Domestic	60.9%	60.4%
International	39.1%	39.6%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar. Total glaucoma products include the Alphagan and Lumigan franchises.

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12-12-12

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Second Quarter 2013
	Low	High

GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$1.12	$1.14

Amortization of intangible assets	0.06	0.06

Non-GAAP diluted earnings per share from continuing operations expectations	$1.18	$1.20

	Full Year 2013
	Low	High

GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$4.43	$4.49

Fair market value inventory adjustment rollout associated with the purchase of various businesses	0.02	0.02
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.05	0.05
Amortization of intangible assets	0.24	0.24
Net restructuring charges	0.01	0.01
Impairment of a non-marketable equity investment	0.01	0.01
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(0.06)	(0.06)

Non-GAAP diluted earnings per share from continuing operations expectations	$4.70	$4.76

(a)	GAAP diluted earnings per share from continuing operations expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges and stockholder derivative and tax litigation costs related to the 2010 DOJ settlement and other legal contingency expenses that may occur but that are not currently known or determinable.

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13-13-13

The following financial tables contain prior year amounts that have been retrospectively revised to reflect the obesity intervention business unit as discontinued operations.

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments - Revised to Reflect Discontinued Operations

(Unaudited)

	Three months ended
In millions, except per share amounts	June 30, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,426.1	$–		$1,426.1
Other revenues	24.0	–		24.0

	1,450.1	–		1,450.1
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	195.3	–		195.3
Selling, general and administrative	563.1	(12.2	)(a)(b)(c)	550.9
Research and development	227.7	(0.1	)(c)	227.6
Amortization of intangible assets	23.1	(17.1	)(d)	6.0
Restructuring charges	0.9	(0.9	)(e)	–

Operating income	440.0	30.3		470.3

Non-operating income (expense)
Interest income	1.7	–		1.7
Interest expense	(17.1)	0.8	(f)	(16.3)
Other, net	4.9	(4.4	)(g)	0.5

	(10.5)	(3.6)		(14.1)

Earnings from continuing operations before income taxes	429.5	26.7		456.2

Provision (benefit) for income taxes	132.4	(1.3	)(h)	131.1

Earnings from continuing operations	297.1	28.0		325.1

Loss from discontinued operations, net of income tax benefit of $0.5 million	(0.7)	0.7	(i)	–

Net earnings	296.4	28.7		325.1

Net earnings attributable to noncontrolling interest	1.0	–		1.0

Net earnings attributable to Allergan, Inc.	$295.4	$28.7		$324.1

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.98			$1.07
Discontinued operations	–			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$0.98			$1.07

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.96			$1.05
Discontinued operations	–			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$0.96			$1.05

Weighted average number of common shares outstanding:
Basic	302.4			302.4
Diluted	308.2			308.2

(a)	Expenses from changes in fair value of contingent consideration of $12.8 million and integration and transaction costs of $0.1 million associated with business combinations
(b)	Net aggregate reversal of $1.0 million for external costs for stockholder derivative litigation associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(c)	Expenses related to the realignment of various business functions of $0.4 million, consisting of selling, general and administrative expenses of $0.3 million and research and development expenses of $0.1 million
(d)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(e)	Net restructuring charges
(f)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(g)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(h)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $26.7 million	$(5.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	6.7

$1.3

(i)	Loss from discontinued operations associated with the planned sale of the obesity intervention business unit

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14-14-14

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments - Revised to Reflect Discontinued Operations

(Unaudited)

	Three months ended
In millions, except per share amounts	September 30, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,353.7	$–		$1,353.7
Other revenues	22.8	–		22.8

	1,376.5	–		1,376.5
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	182.9	–		182.9
Selling, general and administrative	522.9	(3.3	)(a)(b)(c)(d)	519.6
Research and development	289.8	(62.5	)(d)	227.3
Amortization of intangible assets	22.8	(17.0	)(e)	5.8
Restructuring charges	0.6	(0.6	)(f)	–

Operating income	357.5	83.4		440.9

Non-operating income (expense)
Interest income	1.9	–		1.9
Interest expense	(15.9)	–		(15.9)
Other, net	(9.2)	7.1	(g)	(2.1)

	(23.2)	7.1		(16.1)

Earnings from continuing operations before income taxes	334.3	90.5		424.8

Provision for income taxes	81.4	24.1	(h)	105.5

Earnings from continuing operations	252.9	66.4		319.3

Loss from discontinued operations, net of income tax benefit of $1.2 million	(2.3)	2.3	(i)	–

Net earnings	250.6	68.7		319.3

Net earnings attributable to noncontrolling interest	1.2	–		1.2

Net earnings attributable to Allergan, Inc.	$249.4	$68.7		$318.1

Basic earnings (loss) per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.84			$1.06
Discontinued operations	(0.01)			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$0.83			$1.06

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.82			$1.04
Discontinued operations	–			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$0.82			$1.04

Weighted average number of common shares outstanding:
Basic	300.1			300.1
Diluted	305.3			305.3

(a)	Expenses from changes in fair value of contingent consideration of $2.4 million associated with business combinations
(b)	External costs of $0.5 million for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010
(c)	Expenses related to the realignment of various business functions of $0.3 million
(d)	Upfront licensing fees of $62.5 million included in research and development expenses associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(e)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(f)	Net restructuring charges
(g)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(h)	Total tax effect for non-GAAP pre-tax adjustments
(i)	Loss from discontinued operations associated with the planned sale of the obesity intervention business unit

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15-15-15

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments - Revised to Reflect Discontinued Operations

(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,447.8	$–		$1,447.8
Other revenues	24.3	–		24.3

	1,472.1	–		1,472.1
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	183.0	–		183.0
Selling, general and administrative	542.3	7.2	(a)(b)(c)(d)	549.5
Research and development	239.8	–		239.8
Amortization of intangible assets	23.0	(17.2	)(e)	5.8
Impairment of intangible assets and related costs	22.3	(22.3	)(f)	–

Operating income	461.7	32.3		494.0

Non-operating income (expense)
Interest income	1.9	–		1.9
Interest expense	(14.8)	0.1	(g)	(14.7)
Other, net	(3.8)	0.1	(h)	(3.7)

	(16.7)	0.2		(16.5)

Earnings from continuing operations before income taxes	445.0	32.5		477.5

Provision for income taxes	122.7	13.0	(i)	135.7

Earnings from continuing operations	322.3	19.5		341.8

Earnings from discontinued operations, net of income tax of $1.5 million	2.9	(2.9	)(j)	–

Net earnings	325.2	16.6		341.8

Net earnings attributable to noncontrolling interest	1.0	–		1.0

Net earnings attributable to Allergan, Inc.	$324.2	$16.6		$340.8

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.07			$1.14
Discontinued operations	0.01			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$1.08			$1.14

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.05			$1.12
Discontinued operations	0.01			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$1.06			$1.12

Weighted average number of common shares outstanding:
Basic	299.8			299.8
Diluted	305.1			305.1

(a)	Income from changes in fair value of contingent consideration of $10.4 million and integration and transaction costs of $1.5 million associated with business combinations
(b)	External costs of $0.8 million for stockholder derivative and tax litigation costs associated with the DOJ settlement announced in September 2010
(c)	Expenses related to the realignment of various business functions of $0.7 million
(d)	Transaction costs of $0.2 million associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval
(e)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(f)

Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. of $17.0 million and a prepaid royalty asset associated with the Sanctura® franchise of $5.3 million

(g)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(h)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(i)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $32.5 million	$(14.0)
Change in estimated taxes related to uncertain tax positions included in prior year filings	1.0

$(13.0)

(j)	Earnings from discontinued operations associated with the planned sale of the obesity intervention business unit

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16-16-16

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments - Revised to Reflect Discontinued Operations

(Unaudited)

	Twelve months ended
In millions, except per share amounts	December 31, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$5,549.3	$–		$5,549.3
Other revenues	97.3	–		97.3

	5,646.6	–		5,646.6
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	751.2	(0.4	)(a)(b)	750.8
Selling, general and administrative	2,193.1	(18.9	)(b)(c)(d)(e)	2,174.2
Research and development	977.3	(62.8	)(d)(e)	914.5
Amortization of intangible assets	90.2	(66.7	)(f)	23.5
Impairment of intangible assets and related costs	22.3	(22.3	)(g)	–
Restructuring charges	1.5	(1.5	)(h)	–

Operating income	1,611.0	172.6		1,783.6

Non-operating income (expense)
Interest income	6.7	–		6.7
Interest expense	(63.6)	0.9	(i)	(62.7)
Other, net	(23.1)	15.3	(j)	(7.8)

	(80.0)	16.2		(63.8)

Earnings from continuing operations before income taxes	1,531.0	188.8		1,719.8

Provision for income taxes	430.3	45.2	(k)	475.5

Earnings from continuing operations	1,100.7	143.6		1,244.3

Earnings from discontinued operations, net of income tax of $0.5 million	1.8	(1.8	)(l)	–

Net earnings	1,102.5	141.8		1,244.3

Net earnings attributable to noncontrolling interest	3.7	–		3.7

Net earnings attributable to Allergan, Inc.	$1,098.8	$141.8		$1,240.6

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$3.64			$4.11
Discontinued operations	–			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$3.64			$4.11

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$3.57			$4.04
Discontinued operations	0.01			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$3.58			$4.04

Weighted average number of common shares outstanding:
Basic	301.5			301.5
Diluted	307.1			307.1

(a)	Fair market value inventory adjustment rollout of $0.3 million associated with the purchase of a distributor’s business in Russia related to Allergan’s products
(b)	Expenses from changes in fair value of contingent consideration of $5.4 million and integration and transaction costs of $2.1 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $2.0 million
(c)	Aggregate charges of $9.7 million for external costs for stockholder derivative and tax litigation associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(d)	Expenses related to the realignment of various business functions of $1.8 million, consisting of selling, general and administrative expenses of $1.5 million and research and development expenses of $0.3 million
(e)	Upfront licensing fees of $62.5 million included in research and development expenses associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.3 million included in selling, general and administrative expenses
(f)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(g)

Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. of $17.0 million and a prepaid royalty asset associated with the Sanctura® franchise of $5.3 million

(h)	Net restructuring charges
(i)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings

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17-17-17

(j)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $188.8 million	$(52.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	7.7

$(45.2)

(l)	Earnings from discontinued operations associated with the planned sale of the obesity intervention business unit

###